Exhibit 99.1

Press Release

Cornerstone Therapeutics Reports First Quarter 2012 Financial Results

•	Signs acquisition agreement with EKR Therapeutics, sharpening strategic focus on hospital and specialty markets

•	Grows sales of core CUROSURF® and ZYFLO® products by 35% year over year

•	Receives October 2012 PDUFA date for CRTX 080 for treatment of hyponatremia

CARY, N.C., May 15, 2012 – Cornerstone Therapeutics Inc. (NASDAQ: CRTX), a specialty pharmaceutical company focused on commercializing products for the hospital, niche respiratory and related specialty markets, today announced results for the quarter ended March 31, 2012. For the quarter, net sales from CUROSURF® and the ZYFLO® family of products grew 35% to $20.1 million from $14.9 million in the first quarter of 2011.

Total net revenues were $22.2 million for the first quarter of 2012 versus $30.0 million reported for the first quarter of 2011, a decline of 26%, reflecting the divestiture of two product lines in March 2012 and the discontinued marketing of unapproved products.

Net loss for the first quarter of 2012 was $1.8 million, or a loss of $0.07 per diluted share, compared to net income of $1.7 million, or $0.07 per diluted share, for the first quarter of 2011. On a non-GAAP basis, net income for the first quarter of 2012 was $1.3 million, or $0.05 per diluted share, compared to non-GAAP net income of $4.5 million, or $0.17 per diluted share in the first quarter of 2011. Non-GAAP net income and net income per diluted share exclude stock-based compensation expense, amortization of product rights, transaction-related expenses and the gain on the divestiture of certain product rights.

“Our first quarter results highlight our increasing focus on the hospital and related specialty markets,” said Craig A. Collard, Chief Executive Officer of Cornerstone Therapeutics. “We announced our strategic growth plan in June 2011 and we have continued to execute on it. In 2012, the majority of our revenue and all of our growth are based upon specialty and hospital based products. We divested our anti-infective products, acquired our CRTX 080 (lixivaptan) product with the purchase of Cardiokine, and late yesterday we announced an agreement to acquire EKR Therapeutics Inc., another specialty pharmaceutical company serving the acute-care hospital setting. We have the focus, the pipeline and the infrastructure to support future growth and enhance stockholder value.”

A breakdown of net revenues by product for the first quarter ended March 31, 2012 (in thousands, except percentages) follows:

	Three Months Ended March 31,		Change
	2012	2011	$	%
Net product sales
CUROSURF	$7,613	$7,508	$105	1%
ZYFLO product family	12,448	7,412	5,036	68
ALLERX® Dose Pack products	(994)	11,581	(12,575)	NM
Anti-infective products	2,921	6,077	(3,156)	(52)
Other products	169	(2,603)	2,772	NM

Total net product sales	22,157	29,975	(7,818)	(26)
License and royalty agreement revenues	4	22	(18)	(82)

Net revenues	$22,161	$29,997	$(7,836)	(26)

Consistent with Cornerstone’s strategy, in March 2012 the Company sold the anti-infective product lines, Factive® and Spectracef®, to Merus Labs International Inc. and Vansen Pharma Inc., respectively, in exchange for cash consideration and the assumption of certain product-related liabilities. In an effort to expand into new treatment areas, Cornerstone acquired Cardiokine, Inc. in late 2011, adding its hospital product candidate for hyponatremia to the Company’s portfolio.

Gross margin (exclusive of license and royalty agreement revenues and amortization of product rights) for the first quarter of 2012 was 61% compared to 67% in the first quarter of 2011. The lower gross margin was primarily due to a higher percentage of total net sales coming from products having lower gross margins, specifically CUROSURF.

Selling, general and administrative expenses decreased $1.6 million, or 12%, for the first quarter of 2012 compared to the first quarter of 2011. The decrease was primarily due to the Company’s divestiture of its Factive and Spectracef product rights and respiratory sales force.

Research and development expenses increased $486,000, or 87%, during the first quarter of 2012 compared to the same period of 2011. The increase in research and development expenses was primarily driven by development costs related to CRTX 080, which was acquired in December 2011. These costs were partially offset by a reduction in spend related to CRTX 073 during the first quarter of 2012 due to the timing of the Company’s product development expenses, which remain consistent with the development plan.

As of March 31, 2012, the Company had $74.2 million in cash and cash equivalents, an increase of $0.2 million when compared to December 31, 2011.

Conference Call Information

Cornerstone Therapeutics will host a conference call today at 8:30 AM ET to discuss its financial results for the quarter ended March 31, 2012. To participate in the live conference call, please dial 888-378-4361 (U.S. callers) or 719-325-2481 (international callers), and provide passcode 5624262. A live webcast of the call will also be available through the Investor Relations section of the Company’s website. Please allow extra time prior to the webcast to register, download and install any necessary audio software.

The conference call and webcast will be archived for 30 days. The telephone replay of the call will be available approximately two hours after completion of the call by dialing 888-203-1112 (U.S. callers) or 719-457-0820 (international callers), and providing passcode 5624262.

About Cornerstone Therapeutics

Cornerstone Therapeutics Inc. (NASDAQ: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on commercializing products for the hospital, niche respiratory and related specialty markets. Key elements of the Company’s strategy are to focus its commercial and internal development efforts in the hospital and related specialty product sector within the U.S. pharmaceutical marketplace; continue to seek out opportunities to acquire companies and marketed and/or registration-stage products that fit within the Company’s focus areas; and generate revenues by marketing approved generic products through the Company’s wholly-owned subsidiary, Aristos Pharmaceuticals, Inc. For more information, visit www.crtx.com.

Use of Non-GAAP Financial Measures

This press release highlights the Company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs and charges that are excluded from non-GAAP results. By publishing the non-GAAP financial measures, management intends to provide investors with additional information to further analyze the Company’s performance and underlying trends. Management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release. For more information about these non-GAAP measures, please see Part I, Item 2 of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on May 15, 2012.

Safe Harbor Statement

Statements in this press release regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations and opportunities, including our plans regarding the manner and timing for the manufacture and sale of our newly-acquired cardiovascular products, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Any statements that are not statements of historical fact (including, without limitation, statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements.

There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including risks relating to our “critical accounting estimates”; our ability to develop and maintain the necessary sales, marketing, supply chain, distribution and manufacturing capabilities to commercialize our products; our ability to replace the revenues from our marketed unapproved products, which we ceased manufacturing and distributing at the end of 2010, our propoxyphene products, which we voluntarily withdrew from the U.S. market in November 2010 at the request of the U.S. Food and Drug Administration, or FDA, and our anti-infective products, which we divested in March 2012; the adverse impact of returns of previously sold inventory; patient, physician and third-party payer acceptance of our products as safe and effective therapeutic products; our heavy dependence on the commercial success of a relatively small number of currently marketed products; our ability to maintain regulatory approvals to market and sell our products; our ability to obtain FDA approval to market and sell our products under development; our ability to enter into additional strategic licensing, product acquisition, collaboration or co-promotion transactions on favorable terms, if at all; our ability to manage and control unknown liabilities in connection with any acquisitions; our ability to successfully manage growth or integrate acquired businesses and operations; our ability to maintain compliance with NASDAQ listing requirements; adverse side effects experienced by patients taking our products; difficulties relating to clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our product candidates and whether such results will be indicative of results obtained in later clinical trials; our ability to develop and commercialize our product candidates before our competitors develop and commercialize competing products; our ability to satisfy FDA and other regulatory requirements; and our ability to obtain, maintain and enforce patent and other intellectual property protection for our products and product candidates and the other factors described in Item 1A (Risk Factors) of our Annual Report on Form 10-K filed with the SEC on March 6, 2012 and in our subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, the statements in this press release reflect our expectations and beliefs only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make or enter into. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.

TRADEMARKS

Curosurf® is owned by Chiesi Farmaceutici S.p.A and is licensed to Cornerstone Therapeutics for sales and marketing purposes in the United States. Spectracef® is owned by Meiji Seika Kaisha Ltd. Factive® is owned by LG Life Sciences, Ltd.

FINANCIAL TABLES FOLLOW

Contacts

Investor Relations Contact:

Josh Franklin, Vice President, Strategy and Business Development, +1-919-678-6520, josh.franklin@crtx.com

Media Relations Contact:

Fleishman-Hillard, Andrea Moody, +1-919-457-0743, andrea.moody@fleishman.com

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(UNAUDITED)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2012	2011
Net revenues	$22,161	$29,997
Costs and expenses:
Cost of product sales (exclusive of amortization of product rights)	8,686	10,034
Selling, general and administrative	11,664	13,269
Research and development	1,045	559
Gain on divestiture of product rights	(1,492)	—
Amortization of product rights	5,301	3,595

Total costs and expenses	25,204	27,457

(Loss) income from operations	(3,043)	2,540
Other expenses, net:
Interest expense, net	(2)	(41)

Total other expenses	(2)	(41)

(Loss) income before income taxes	(3,045)	2,499

Benefit from (provision for) income taxes	1,220	(757)

Net (loss) income	$(1,825)	$1,742

Comprehensive (loss) income	$(1,825)	$1,742

Net (loss) income per share, basic	$(0.07)	$0.07

Net (loss) income per share, diluted	$(0.07)	$0.07

Weighted-average common shares, basic	25,817,185	25,479,891

Weighted-average common shares, diluted	25,817,185	26,088,851

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31, 2012 (Unaudited)	December 31, 2011 (Note 1)
Assets
Current assets:
Cash and cash equivalents	$74,199	$73,968
Accounts receivable, net	14,000	11,894
Inventories, net	9,167	9,419
Prepaid expenses	2,534	3,753
Income tax receivable	801	1,900
Deferred income tax asset	168	2
Other current assets	6,788	6,112

Total current assets	107,657	107,048

Property and equipment, net	1,394	1,574
Product rights, net	97,825	106,960
Goodwill	15,218	15,218
Amounts due from related parties	38	38
Deferred income tax asset, less current portion	1,579	523
Other assets	72	953

Total assets	$223,783	$232,314

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,093	$10,012
Accrued expenses	30,280	37,125
Deferred revenue	820	1,428
Other current liabilities	430	90

Total current liabilities	40,623	48,655

Acquisition-related contingent liability	8,800	8,800
Other long-term liabilities	670	56

Total liabilities	50,093	57,511

Commitments and contingencies, Note 6
Stockholders’ equity
Preferred stock - $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock - $0.001 par value, 90,000,000 shares authorized; 25,845,194 and 25,803,864 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	26	26
Additional paid-in capital	163,915	163,203
Retained earnings	9,749	11,574

Total stockholders’ equity	173,690	174,803

Total liabilities and stockholders’ equity	$223,783	$232,314

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities
Net (loss) income	$(1,825)	$1,742
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Amortization and depreciation	5,455	3,713
Provision for prompt payment discounts	664	1,067
Provision for (recovery) of inventory allowances	12	(268)
Gain on sale of product rights	(1,492)	—
Stock-based compensation	675	379
Deferred revenue	(608)	(13,210)
Provision for deferred income taxes	(1,222)	251
Changes in operating assets and liabilities:
Accounts receivable	(2,770)	35,239
Inventories	(325)	2,141
Prepaid expenses and other assets	1,424	6,599
Accounts payable	(1,969)	705
Accrued expenses	(1,827)	(3,580)
Income taxes receivable	1,099	421

Net cash (used in) provided by operating activities	(2,709)	35,199

Cash flows from investing activities
Purchase of property and equipment	(80)	(57)
Proceeds from sale of product rights	3,000	—

Net cash provided by (used in) investing activities	2,920	(57)

Cash flows from financing activities
Proceeds from exercise of common stock options and warrants	23	9
Excess tax benefit from stock-based compensation	38	2
Purchase of treasury stock	(24)	—
Principal payments on capital lease obligation	(17)	(20)

Net cash provided by (used in) financing activities	20	(9)

Net increase in cash and cash equivalents	231	35,133
Cash and cash equivalents as of beginning of period	73,968	50,945

Cash and cash equivalents as of end of period	$74,199	$86,078

CORNERSTONE THERAPEUTICS INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following tables reconcile our non-GAAP measures to the most directly comparable GAAP financial measures (in thousands, except share and per share data):

	For the three months ended March 31,
	2012	2011
GAAP (loss) income from operations	$(3,043)	$2,540
Add: stock-based compensation	675	379
Add: amortization of product rights	5,301	3,595
Add: transaction-related expenses(1)	742	—
Less: gain on divestiture of product rights	(1,492)	—

Non-GAAP income from operations	$2,183	$6,514

GAAP net (loss) income	$(1,825)	$1,742
Add: stock-based compensation	675	379
Add: amortization of product rights	5,301	3,595
Add: transaction-related expenses(1)	742	—
Less: gain on divestiture of product rights	(1,492)	—
Less: tax effects related to above items(2)	(2,094)	(1,204)

Non-GAAP net income	$1,307	$4,512

GAAP net (loss) income per share, diluted	$(0.07)	$0.07

Non-GAAP net income per share, diluted	$0.05	$0.17

Shares used in diluted net income per share calculation:
GAAP net income	25,817,185	26,088,851

Non-GAAP net income	26,292,839	26,088,851

[1]

Transaction-related expenses include costs related to our completed divestiture of our anti-infective franchise and certain transaction-related fees associated with both anticipated transactions and certain transactions that were not consummated.

[2]	Tax effects for three months ended March 31, 2012 and 2011 are calculated using effective tax rates of (40.1)% and 30.3%, respectively.